Contract Acceptance Notice - Reseller

To:	WAAT Media Corporation, United States of America, registered no. 2512380 and Address: 18226 Ventura Blvd. Suite 102 Tarzana, Ca 91356 Attention: Camill Sayadeh Fax: +1 818 708 0598
From the Vodafone Group Company identified opposite:
VODAFONE-PANAFON Hellenic Telecommunications Company S.A.
1-3 Tzavella Street, Chalandri, 152-31, Athens, Greece.
Company registration Number: 094349850
Tax office: FAEE Athinon

Attention: Commercial Consumer Director (Mr. Athanasios Zarkalis)
Fax: +30 210 6703002

CC:	Vodafone Group Services Limited Vodafone House The Connection, Newbury, Berkshire RG14 2FN United Kingdom Attention: Executive Head of Content Development (Graeme Ferguson) Fax: +44 207 212 0312
Territory	Greece

We accept the Standing Offer set out in the Master Agreement entered into between you and VGSL dated 17 January 2005 (entitled “Vodafone Master Global Content Reseller Terms and Conditions”), a copy of which (together with any relevant Content Schedules) we have seen. The relationship between the companies shall be governed by Greek law. Any dispute regarding the global Content Agreement shall be submitted to the exclusive jurisdiction of the courts of Athens.

We elect that our Contract’s Commencement Date be 01/03/2005.

Signed on behalf of: The Vodafone Group Company Identified above

Print signatories’ name: Mr. Athanaslos Zarkalis

Position: Commercial Consumer Director

Date signed: 15/03/2005

NB - Prior to signing this Contract Acceptance Notice, the Vodafone Group Company must be sent copies of the final, signed versions of: (1) Terms and Conditions; and (2) Content Schedule(s).